UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report:
(Date of earliest event reported)
October 29, 2007
____________________________
TANDY BRANDS ACCESSORIES, INC.
(Exact name of registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-18927 (Commission File Number)	75-2349915 (IRS Employer Identification No.)
690 East Lamar Blvd., Suite 200
Arlington, Texas 76011
(Address of principal executive offices and zip code)
(817) 265-4113
(Registrant’s telephone
number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01    Entry Into a Material Definitive Agreement.
     The discussion under Item 5.02 below is incorporated by reference.
Item 5.02    Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
     On October 29, 2007, Tandy Brands Accessories, Inc. (the “Company”) and Golconda Capital Portfolio, LP (“GCP”), Golconda Capital Management, LLC (“GCM”) and each of William D. Summitt and Jedd M. Fowers (collectively the “Golconda Parties”) entered into an agreement (the “Settlement Agreement”) appointing Mr. Summitt to the Company’s board of directors and ending the proxy contest that was ongoing with respect to the Company’s 2007 Annual Meeting of Stockholders. Pursuant to the terms of the Agreement, the Golconda Parties agreed to withdraw their nomination of Mr. Summitt and Mr. Fowers, cause the shares of common stock for which they had been granted proxies to be present at the annual meeting, and to vote such proxies in accordance with the instructions on such proxies on the proposal to declassify the Company’s board of directors and to ratify the appointment of the Company’s auditors. The Golconda Parties also agreed to vote the shares beneficially owned by them in favor of the election of the Company’s candidates for directors. The Settlement Agreement also calls for the Golconda Parties to observe certain restrictions on conducting proxy contests and other matters.
     As part of the Settlement Agreement, the Company agreed to, following the annual meeting, expand the size of the Board of Directors from seven to eight members and to appoint Mr. Summitt to the Board of Directors as a Class II director, with a term expiring at the 2010 Annual Meeting. The Settlement Agreement is attached as Exhibit 10.1 hereto and incorporated by reference. The press release announcing the Settlement Agreement is attached as Exhibit 99.1 hereto.
     Mr. Summitt, has been the founder and managing member of GCM, the general partner of GCP, since 2005. Mr. Summitt also serves as the portfolio manager for GCP. Mr. Summitt was a private investor since 1998. Mr. Summitt served on the board of directors of American Model United Nations, Inc., a 501(c)(3) non-profit educational organization. Mr. Summitt was appointed to the Board in accordance with the terms of the Settlement Agreement discussed above. There are no related party transactions between the Company and Mr. Summitt.
     Mr. Summitt will receive the standard compensation received by outsider members of the Board of Directors. These compensation arrangements are discussed in the Company’s most recent proxy statement filed in connection with the 2007 Annual Meeting of Stockholders.
Item 9.01(d)   Exhibits.

Exhibit 10.1	Settlement Agreement, dated October 29, 2007, among Tandy Brands Accessories, Inc., Golconda Capital Management, LLC, Golconda Capital Portfolio, LP, and each of William D. Summitt and Jedd M. Fowers

Exhibit 99.1	Press Release of Tandy Brands Accessories, Inc., dated October 29, 2007

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TANDY BRANDS ACCESSORIES, INC.
Date: October 29, 2007	By:	/s/ J.S.B. Jenkins
J.S.B. Jenkins
President and Chief Executive Officer